Exhibit 99.1

Selective Insurance Group, Inc. and its Subsidiaries
Municipal Fixed Income Portfolio (as of December 31, 2007)

Highlights

•	The overall credit quality* of our $1.6 billion municipal fixed income portfolio is:
o	“AA+” including insurance enhancement
o	“AA” excluding insurance enhancement
▪	95% of the underlying ratings are “A-” or better
▪	76% of the underlying ratings are “AA-” or better

•	The municipal fixed income portfolio with insurance enhancement represents $862 million, or 53% of the total municipal fixed income portfolio
o	The average credit quality with insurance enhancement is “AAA”
o	The average credit quality without insurance enhancement is “AA-”
o	Credit analysis is performed on every municipal fixed income investment, irrespective of credit enhancement provided by bond insurers

•	The municipal fixed income portfolio without insurance enhancement represents $755 million, or 47% of the total municipal fixed income portfolio
o	Average credit quality is “AA+”

•
Based on our analysis of the composition of our municipal fixed income portfolio within context of the market conditions existing today, we believe that the ultimate impact on our municipal fixed income portfolio would not be material if monoline insurers ceased to exist.  Our belief is based on the following assumptions:

o	The inherent strength of the underlying credit quality of the municipal fixed income securities in our portfolio
o	The yield spread differences between “AAA” rated municipal fixed income securities and “AA” rated municipal fixed income securities in our portfolio remain marginal
o	The historically low default rates of high grade municipal fixed income securities

*Credit quality is based on weighted average Standard & Poor’s (S&P) ratings or equivalent when the S&P rating is not available.

Selective Insurance Group, Inc. and its Subsidiaries
Municipal Fixed Income Portfolio as of December 31, 2007
($ in millions)

	Average	Market	% of Total	Unrealized
	Credit Rating	Value	Muni Portfolio	Gain

Uninsured Securities	AA+	755	47%	7

Securities with Insurance Enhanced[1]	AAA	862	53%	11
Without Insurance Enhancement	AA-

Total		$1,617	100%	$ 18

[1]Includes $32.9 million of unrated municipal fixed income securities which we consider to be investment grade.
A "BBB-" rating has been applied to these municipal fixed income securities in the interest of conservatism.

Selective Insurance Group, Inc. and its Subsidiaries
Ratings on Municipal Fixed Income Portfolio as of December 31, 2007
($ in millions)

	Uninsured Securities		Insurance Enhanced Securities[1]		Underlying Rating of Insurance Enhanced Securities[1]		Total Municipal Fixed Income Portfolio (with Insurance Enhancement)		Total Municipal Fixed Income Portfolio (without Insurance Enhancement)
	(1)		(2)		(3)		(1) + (2)		(1) + (3)
S&P or equivalent ratings	Market Value	% of Total	Market Value	% of Total	Market Value	% of Total	Market Value	% of Total	Market Value	% of Total

AAA	330	44%	861	100%	45	5%	1,191	74%	375	23%
AA+	177	23%	-	0%	103	12%	177	11%	280	17%
AA	138	18%	1	0%	138	16%	139	9%	276	17%
AA-	66	9%	-	0%	234	27%	66	4%	300	19%
A+	28	4%	-	0%	134	16%	28	2%	162	10%
A	-	0%	-	0%	102	11%	-	0%	102	6%
A-	2	0%	-	0%	54	6%	2	0%	56	3%
BBB+	4	1%	-	0%	14	2%	4	0%	18	1%
BBB	2	0%	-	0%	-	0%	2	0%	2	0%
BBB-	8	1%	-	0%	38	4%	8	0%	46	3%
Total	755	100%	862	100%	862	100%	1,617	100%	1,617	100%
Average Rating:	AA+		AAA		AA-		AA+		AA

[1] Includes $32.9 million of unrated municipal fixed income securities which we consider to be investment grade.  A "BBB-" rating has been applied to these municipal fixed income securities in the interest of conservatism.

Forward Looking Statement

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements.  These statements relate to our intentions, beliefs, projections, estimations or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by use of words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely" or "continue" or other comparable terminology.  These statements are only predictions, and we can give no assurance that such expectations will prove to be correct.  We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted or estimated by us in forward-looking statements are discussed in further detail in Selective’s public filings with the United States Securities and Exchange Commission.  These risk factors may not be exhaustive.  We operate in a continually changing business environment, and new risk factors emerge from time-to-time.  We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.